Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-183459) pertaining to the 2012 Equity Incentive Plan, 2004 Stock Plan, 1996 Stock Plan, and 2012 Employee Stock Purchase Plan of Peregrine Semiconductor Corporation of our report dated February 19, 2014, with respect to the consolidated financial statements of Peregrine Semiconductor Corporation included in this Annual Report (Form 10-K) for the year ended December 28, 2013.

/s/ Ernst & Young LLP
San Diego, California
February 19, 2014